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                                                                  Exhibit 99.(A)

                                                                   Page 55 of 57

                                  EXHIBIT A

AGREEMENT OF REPORTING PERSONS

      Each of the undersigned hereby agrees that the Schedule 13D filed on the date hereof with respect to the shares of Common Stock of Metawave Communications Corporation has been filed on behalf of the undersigned.

SIGNATURE:
---------

      Dated: December 7, 2001

      Entities:

Oak Investment Partners VI, Limited Partnership
Oak Associates VI, LLC
Oak VI Affiliates Fund, Limited Partnership
Oak VI Affiliates, LLC
Oak Investment Partners VIII, Limited Partnership
Oak Associates VIII, LLC
Oak VIII Affiliates Fund, Limited Partnership
Oak VIII Affiliates, LLC
Oak Investment Partners X, Limited Partnership
Oak Associates X, LLC
Oak X Affiliates Fund, Limited Partnership
Oak X Affiliates, LLC
Oak Management Corporation


                                    By:   /s/ EDWARD F. GLASSMEYER
                                          ------------------------
                                          Edward F. Glassmeyer, as
                                          General Partner or
                                          Managing Member or as
                                          Attorney-in-fact for the
                                          above-listed entities
      Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
David B. Walrod


                                    By:   /s/ EDWARD F. GLASSMEYER
                                          ------------------------
                                          Edward F. Glassmeyer,
                                          Individually and as
                                          Attorney-in-fact for the
                                          above-listed individuals